UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016 (November 16, 2016)

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(I.R.S. Employer Identification No.)

227 West Monroe, 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2016, Ryerson Holding Corporation (the “Company”) entered into Amendment No. 1 to the Credit Agreement dated as of July 24, 2015 (the “Amendment”) by and among the Company, Joseph T. Ryerson & Son, Inc. (“JTR”), the wholly-owned subsidiary of the Company, and certain directly and indirectly wholly-owned subsidiaries of JTR (such subsidiaries together with JTR, the “Borrowers”), certain directly and indirectly wholly-owned subsidiaries of JTR as guarantors of obligations under the Credit Agreement as amended by the Amendment (such subsidiaries and the Company, “Guarantors”), the lender parties thereto, and Bank of America, N.A. (“Bank of America”), as administrative agent and collateral agent. The Amendment amends the Credit Agreement dated as of July 24, 2015 (as amended by the Amendment, the “Amended Credit Agreement”) by and among the Borrowers, the Guarantors, the lenders party thereto and Bank of America, as administrative agent and collateral agent. The Amended Credit Agreement reduces the size of the $1.0 billion existing revolving credit facility (“the Original Credit Facility”) to $750 million (the “Amended Credit Facility”), reduces the commitment fees on amounts not borrowed by 2.5 basis points and extends the maturity of the existing revolving credit facility to November 16, 2021.

Amounts outstanding under the Amended Credit Facility bear interest at (i) a rate determined by reference to (A) the base rate (the highest of the Federal Funds Rate plus 0.50%, Bank of America, N.A.’s prime rate and the one-month LIBOR rate plus 1.00%) or (B) a LIBOR rate or, (ii) for the Company’s Canadian subsidiary that is a borrower, (A) a rate determined by reference to the Canadian base rate (the greatest of the Federal Funds Rate plus 0.50%, Bank of America-Canada Branch’s “base rate” for commercial loans in U.S. Dollars made at its “base rate” and the 30 day LIBOR rate plus 1.00%), (B) the prime rate (the greater of Bank of America-Canada Branch’s “prime rate” for commercial loans made by it in Canada in Canadian Dollars and the one-month Canadian bankers’ acceptance rate plus 1.00%) or (C) the bankers’ acceptance rate. The spread over the base rate and prime rate is between 0.25% and 0.50% and the spread over the LIBOR and for the bankers’ acceptances is between 1.25% and 1.50%, depending on the amount available to be borrowed under the Amended Credit Facility. Overdue amounts and all amounts owed during the existence of a default bear interest at 2% above the rate otherwise applicable thereto.

All other material terms of the Amended Credit Facility remain unchanged from the Original Credit Facility. For additional information about the terms of the Original Credit Facility, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2015, the relevant portions of which are incorporated herein by reference.

A copy of the Amendment, which includes the Amended Credit Agreement, is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The above description of the Amendment and the Amended Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the texts of the Amendment and the Amended Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events.

On November 17, 2016, the Company issued a press release announcing the Amendment.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibits

10.1	Amendment No. 1, dated as of November 16, 2016 to Credit Agreement dated as of July 24, 2015, among Ryerson Holding Corporation, Joseph T. Ryerson & Son, Inc., Wilcox-Turret Cold Drawn, Inc., Ryerson Procurement Corporation, Southern Tool Steel, LLC, Ryerson Canada, Inc., and each of the other borrowers and guarantors, the lenders party thereto, and Bank of America, N.A., as the administrative agent and collateral agent.

99.1	Press Release, dated November 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2016

RYERSON HOLDING CORPORATION

By:	/s/ Mark S. Silver
Name:	Mark S. Silver
Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Amendment No. 1, dated as of November 16, 2016 to Credit Agreement dated as of July 24, 2015, among Ryerson Holding Corporation, Joseph T. Ryerson & Son, Inc., Wilcox-Turret Cold Drawn, Inc., Ryerson Procurement Corporation, Southern Tool Steel, LLC, Ryerson Canada, Inc., and each of the other borrowers and guarantors, the lenders party thereto, and Bank of America, N.A., as the administrative agent and collateral agent.

99.1	Press Release, dated November 17, 2016.